EXHIBIT 10.1

6715 Kenilworth Avenue Partnership

1015 31st Street, NW

Washington, DC   20007

Reference:                                        Lease Agreement dated Sept. 1, 2000

Amendment to Lease Agreement

Cogent Communications, Inc. (Tenant) and 6715 Kenilworth Avenue Partnership (Landlord) hereby agree to amend the Lease Agreement dated September 1, 2000, as amended (Lease Agreement) as follows:

Effective as of September 1, 2008 the portion of the 3rd floor consisting of the office area other than that occupied by First American Title Company shall become part of the Demised Premises.  Tenant may make use of such space prior to September 1, 2008 without payment.

The Lease Term of the Lease Agreement (specified in the amendment entered into in June 2006) is changed from August 31, 2010 to August 31, 2012.

Effective for rent due on September 1, 2008 and subsequently the Fixed Annual Rent shall be $384,629.00 payable in monthly installments of $32,052.42

Effective for energy usage on and after September 1, 2008 the Energy Charge shall equal the building water and natural gas charge multiplied by 58.48 percent (representing the proportion of the building space occupied by Cogent) plus the total building electricity charge multiplied by 74.65 percent (representing the proportion of the building space occupied by Cogent with 2nd floor excluded).

Except as amended herein, the Lease Agreement, as amended, shall remain in full force and effect.   Executed as of the 7th day of August, 2008.

TENANT: Cogent Communications, Inc

/s/Thaddeus G. Weed
Thaddeus G. Weed
Chief Financial Officer

LANDLORD: 6715 Kenilworth Avenue Partnership

/s/Dave Schaeffer
Dave Schaeffer
General Partner